EXHIBIT 10.1
FOURTH AMENDMENT
TO THE
LOWCOUNTRY NATIONAL BANK
EXECUTIVE DEFERRED COMPENSATION AGREEMENT
FOR
GARY HORN

THIS FOURTH AMENDMENT is adopted as of this 26th day of May, 2010, by and between CBC National Bank (formerly known and currently doing business as Lowcountry National Bank), a nationally-chartered commercial bank with offices located in Beaufort, South Carolina (the “Company”), and Gary Horn (the “Executive”).

The Company and the Executive executed the Executive Deferred Compensation Agreement on January 22, 2004, which has been amended by the First, Second and Third Amendments thereto since such date (as amended, the “Agreement”).

The undersigned now hereby amend the Agreement, effective June 1, 2010, for the purpose of revising the interest rate to be credited to the Deferral Account (as defined in the Agreement) prior to the date that benefits become payable under the Agreement.  Therefore, the following changes shall be made:

Section 1.13 of the Agreement shall be deleted in its entirety and replaced by the following:

“1.13           [Reserved.]”

Section 3.1.2 of the Agreement shall be deleted in its entirety and replaced by the following:

“3.1.2           Interest.  Interest shall be credited on the Deferral Account through May 31, 2010, based upon the provisions of the Agreement in effect prior to June 1, 2010.  From and after June 1, 2010 until the commencement of the benefit payments under this Agreement, unless otherwise stated, interest is to be credited on the Deferral Account on a monthly basis at the appropriate tiered rate paid by the Company on its money market accounts to depositors.  The rate to be credited for any such calendar month shall be the tiered rate available to depositors as of the first day of such calendar month based upon the balance of the Deferral Account as of the last day of the immediately preceding calendar month.”

Except as specifically amended hereby, the Agreement shall remain in full force and effect as prior to this Fourth Amendment.

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this Fourth Amendment.

Executive:	CBC National Bank

/s/ Gary Horn	By:	/s/ Suellen Rodeffer Garner
Gary Horn		Suellen Rodeffer Garner
	Title:	Chairman of the Board